UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                              FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                   Date of Report: September 30, 1999
                    (Date of earliest event reported)


                NATIONAL WESTERN LIFE INSURANCE COMPANY
         (Exact Name of Registrant as Specified in Its Charter)


                                Colorado
             (State or Other Jurisdiction of Incorporation)


        2-17039                                84-0467208
(Commission File Number)          (I.R.S. Employer Identification Number)


            850 East Anderson Lane, Austin, Texas 78752-1602
         (Address of Principal Executive Offices and Zip Code)


                             (512) 836-1010
          (Registrant's Telephone Number, Including Area Code)





Item 5.  Other Events.

On September 30, 1999, Registrant, National Annuity Programs, Inc.
(NAP), Robert L. Myer (Myer), and certain affiliates of Myer executed a Definitive Compromise Settlement Agreement (Agreement) of the declaratory judgment lawsuit pending between them in the District Court of Travis County, Texas. The declaratory judgment action was filed by Registrant and sought court construction of a general agent manager contract and amendments thereto (Contract) between Registrant and NAP entered into in 1983 and amended thereafter, a declaration that the contract was enforceable, but had been breached by NAP, and for damages from NAP. Registrant alleged tortious interference by Myer with the Contract, conspiracy and damages. NAP and Myer had counter-claimed for declaratory judgment, breach of contract, indemnity, fraud, statutory violations, damages and attorneys' fees from Registrant. See Registrant's Form 10-K, Annual Report, as of December 31, 1998, Other Pending Litigation, which is incorporated herein.

By the settlement each party will dismiss with prejudice all claims asserted by them in the pending lawsuit. NAP and Myer release Registrant from any claim for any funds and other rights arising under the Contract and from all negligence and other claims arising prior to the Agreement. Registrant releases NAP, Myer and Myer affiliates from all negligence and other claims, excluding any claims arising under the reinsurance contract between Registrant and NAP Life Insurance Company, a Myer affiliate. Registrant will acquire NAP, and Myer will indemnify and hold Registrant harmless from all claims of any nature asserted against NAP based on its acts or omissions prior to the Agreement, except for claims by policyholders and agents relating to the sale of Registrant's products. Registrant will indemnify Myer for NAP acts or omissions occurring after September 30, 1999. Registrant will pay or cause to be paid or released all valid claims for unpaid commissions to sub-agents of NAP who wrote business for Registrant under the Contract.

Registrant had accrued agent commission liabilities totaling $9,642,000 related to the Contract. As a result of the Agreement, it is expected that approximately $1,160,000 thereof could be paid as commissions due to NAP sub-agents. The remaining $8,482,000 is no longer a liability of the Registrant and will not be paid pursuant to the Contract. Accordingly, these remaining accrued commissions will be released from liabilities in the Registrant's third quarter 1999 financial statements resulting in additional income of $8,482,000, before taxes. It is anticipated that any future renewal premiums received by Registrant on currently issued and in force annuity policies written by NAP sub-agents under the Contract could generate additional commissions for such sub-agents. The payment of such future commissions is subject to and conditioned upon receipt of such renewal premiums by Registrant and compliance by the sub-agents with the terms of the agents' contracts with Registrant and NAP.

By separate Commutation Agreement dated September 30, 1999, Registrant and NAP Life Insurance Company ("NAP Life"), an affiliate of Robert L. Myer, canceled and terminated the Specific Benefit Reinsurance Agreement between them dated March 1, 1988 whereby Registrant had ceded fifty percent (50%) of the premiums, reserves and liabilities on a portion of its policies of insurance. The effect of the Commutation Agreement will not have a significant impact on the financial statements of the Registrant.

                             Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   National Western Life Insurance Company
                                              (Registrant)


Date:     October 7, 1999                  /S/ Ross R. Moody
                                           By:  Ross R. Moody
                                           President and
                                           Chief Operating Officer